                                                                    Exhibit 10.9






                            ASSET PURCHASE AGREEMENT


                                     BETWEEN


                               CAF EXTRUSION, INC.
                                    ("BUYER")


                      COLLINS & AIKMAN FLOORCOVERINGS, INC.
                                     ("C&A")


                                       AND


                             CANDLEWICK YARNS, INC.
                                   ("SELLER")


                                  BRETLIN, INC.
                                   ("BRETLIN")


                              THE DIXIE GROUP, INC.
                                   ("PARENT")


                                   DATED AS OF


                                   MAY 1, 2002

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                                TABLE OF CONTENTS

                                                                                                               Page

ARTICLE I  SALE AND PURCHASE OF ASSETS............................................................................1
   1.1      Transfer of Assets....................................................................................1
   1.2      Purchased Assets......................................................................................1
   1.3      Excluded Assets.......................................................................................3
   1.4      Liabilities...........................................................................................4

ARTICLE II  CONSIDERATION.........................................................................................5
   2.1      Purchase Price........................................................................................5
   2.2      Allocation............................................................................................6
   2.3      Prorations............................................................................................6

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF SELLER, BRETLIN AND PARENT.........................................6
   3.1      Organization and Good Standing........................................................................6
   3.2      Authority.............................................................................................6
   3.3      Effect of Agreement...................................................................................7
   3.4      Financials; Books; No Undisclosed Liabilities.........................................................7
   3.5      Title to and Sufficiency of Assets....................................................................8
   3.6      Real Estate...........................................................................................8
   3.7      Tangible Property.....................................................................................9
   3.8      Contracts and Leases..................................................................................9
   3.9      Intellectual Property................................................................................10
   3.10     Labor Matters........................................................................................10
   3.11     Employees; Benefits..................................................................................10
   3.12     Absence of Changes...................................................................................11
   3.13     Related Party Transactions...........................................................................12

ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF BUYER AND C&A......................................................12
   4.1      Organization and Good Standing.......................................................................12
   4.2      Authority............................................................................................12
   4.3      Effect of Agreement..................................................................................12

ARTICLE V  COVENANTS.............................................................................................12
   5.1      Termination of Seller's Employees; Settlement of Obligations of Seller...............................12
   5.2      Collection of Receivables............................................................................13
   5.3      Employee Benefit Matters.............................................................................13

ARTICLE VI  CLOSING..............................................................................................13
   6.1      Closing..............................................................................................13
   6.2      Deliveries by Seller.................................................................................14
   6.3      Deliveries by Buyer..................................................................................14
   6.4      Other Deliveries.....................................................................................15
   6.5      Further Assurances...................................................................................15
   6.6      Real Property Acquisition............................................................................15
   6.7      Closing Conditions...................................................................................15


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ARTICLE VII  INDEMNIFICATION.....................................................................................15
   7.1      Indemnification by Seller, Bretlin and Parent........................................................15
   7.2      Indemnification by Buyer.............................................................................16
   7.3      Notice of Claim......................................................................................17
   7.4      Defense..............................................................................................17
   7.5      Other Remedies.......................................................................................17
   7.6      Limitation...........................................................................................17

ARTICLE VIII  MISCELLANEOUS......................................................................................18
   8.1      Survival of Representations..........................................................................18
   8.2      Bulk Sales...........................................................................................18
   8.3      Risk of Loss.........................................................................................18
   8.4      Brokers..............................................................................................18
   8.5      Tax Filings..........................................................................................18
   8.6      Expenses.............................................................................................18
   8.7      Publicity............................................................................................18
   8.8      Notices..............................................................................................19
   8.9      Governing Law........................................................................................20
   8.10     Counterparts.........................................................................................20
   8.11     Assignment...........................................................................................21
   8.12     Third Party Beneficiaries............................................................................21
   8.13     Headings.............................................................................................21
   8.14     Amendments...........................................................................................21
   8.15     Specific Performance.................................................................................21
   8.16     Jurisdiction.........................................................................................21
   8.17     Severability.........................................................................................21
   8.18     Entire Agreement.....................................................................................21
   8.19     Certain Definitions..................................................................................22
   8.20     Schedules............................................................................................22


SCHEDULES
---------
Schedule 1.1      Permitted Liens
Schedule 1.2(a)   Real Property
Schedule 1.2(b)   Tangible Personal Property/List of  Warranties
Schedule 1.2(c)   Inventory
Schedule 1.2(d)   Assumed Contracts
Schedule 1.2(e)   Intellectual Property
Schedule 1.2(f)   Permits
Schedule 1.2(h)   Claims
Schedule 1.3(h)   Unrelated Assets
Schedule 1.3(l)   Excluded Claims and Deposits
Schedule 1.3(m)   Excluded Assets
Schedule 2.1(c)   Inventory Valuation Determination


                                       ii


Schedule 2.2      Purchase Price Allocation
Schedule 3.1      Foreign Qualifications
Schedule 3.3      Required Consents
Schedule 3.4.1    Cost Data
Schedule 3.4.2    Liabilities of the Business
Schedule 3.4.3    Permits used in the Business
Schedule 3.5.1    Required Assets
Schedule 3.5.2    Third Party Rights
Schedule 3.7      Condition of Property
Schedule 3.8      Contracts
Schedule 3.11     Employees; Benefits
Schedule 3.12     Absence of Changes
Schedule 8.19     Knowledge of Sellers


EXHIBITS
--------
Exhibit A         Bill of Sale
Exhibit B         Non-Solicitation Agreement
Exhibit C         Opinion of Seller's Counsel
Exhibit D         Supply Agreement
Exhibit E         Opinion of Buyer's Counsel
Exhibit F         Transitional Services Agreement

                            ASSET PURCHASE AGREEMENT


         THIS ASSET PURCHASE AGREEMENT (together with all Schedules and Exhibits hereto, this "AGREEMENT"), agreed and entered into on May 1st, 2002, to be effective in all respects as of the Effective Time, as defined herein, is entered into by and between Candlewick Yarns, Inc., a Tennessee corporation ("SELLER"), Bretlin, Inc., a Georgia corporation and the parent company of the Seller, ("BRETLIN"), The Dixie Group, Inc., a Tennessee corporation and the parent company of Bretlin, (the "PARENT"), CAF Extrusion, Inc., a Delaware corporation, ("BUYER"), and Collins & Aikman Floorcoverings, Inc., a Delaware corporation and the parent company of Buyer ("C&A").

                                R E C I T A L S :

         1. Seller is the owner and operator of a fiber extrusion plant, including equipment, fixtures and facilities necessary or appropriate for the extrusion of yarn filament for the carpet and rug industry, located at 246 Old Dalton Road, Calhoun, Georgia (the "BUSINESS").

         2. Seller desires to sell, and Buyer desires to buy, substantially all of the properties and assets of Seller owned and used in the operation of the Business or located on the Real Property, on the terms and conditions set forth in this Agreement.

         THEREFORE, for and in consideration of the above Recitals, the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

                                   ARTICLE I
                           SALE AND PURCHASE OF ASSETS

         1.1 TRANSFER OF ASSETS. Seller (and Bretlin and Parent to the extent of their interests) agrees to sell, assign, transfer and deliver to Buyer, and Buyer agrees to purchase and accept from Seller, (and Bretlin and Parent to the extent of their interests), at the Closing (as defined below) good and marketable title, free and clear of all liens and encumbrances whatsoever, other than (i) liens for current Taxes not yet due and payable and (ii) with respect to personal property only, liens evidenced by the filing, for notice purposes only, of financing statements in respect of true leases disclosed on Schedule
1.1 (collectively, "PERMITTED LIENS"), to all of the assets and properties of every kind and description owned and used by Seller (and Bretlin and Parent to the extent of their interests) in connection with the operations of the Business or located on the Real Property, but excluding assets covered by Assumed Contracts and the Excluded Assets described in Section 1.3, on the terms and conditions set forth in this Agreement. The assets being sold hereunder are collectively referred to as the "PURCHASED ASSETS," and the assets described in
Section 1.3 are collectively referred to as the "EXCLUDED ASSETS."

         1.2 PURCHASED ASSETS. The Purchased Assets specifically include, but are not limited to, the following:

             (a) REAL ESTATE. Seller's tenant improvements in the real property, buildings and improvements located at 246 Old Dalton Road, Calhoun, Georgia, the metes and



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         bounds of such real property being more particularly described on
         Schedule 1.2(a) (the "REAL PROPERTY").

             (b) TANGIBLE PERSONAL PROPERTY. All machinery, equipment, furniture, office equipment, supplies, materials, vehicles and other items of tangible personal property of every kind owned by Seller (and Bretlin and Parent to the extent of their interests) and used in connection with the Business or located on the Real Property, including, without limitation, those listed on Schedule 1.2(b) (the "TANGIBLE PERSONAL Property"), and any additions or replacements made between the date of this Agreement and the Closing Date, together with any assignable express or implied warranty by the manufacturers of sellers of any item thereof, to the extent such warranty is transferable as set forth on Schedule 1.2(b).

             (c) INVENTORIES. All inventories of the Business as of the Effective Time (defined below), including, without limitation, finished goods under open purchase orders assumed by Buyer pursuant to Section 1.2(d) below (but not including any other finished goods), work in process, raw materials, packaging materials and spare parts (the "INVENTORY"), (including supplies relating to such Inventory, and any deposits, prepayments, rebates or refunds attributable to Inventory purchased by Buyer) the location and an approximation of the value of which is described on Schedule 1.2(c).

             (d) ASSUMED CONTRACTS. All of Seller's interest arising or accruing after the Effective Time under all contracts, leases of personal property, other leases and other agreements, including unfilled purchase orders (together with any deposits or prepayments pertaining to such unfilled purchase orders) as of the Closing Date as provided in
         Section 1.4, to which the Seller is a party and which pertain primarily to the Business and were entered into in the ordinary course of business consistent with past practices, but only to the extent such contracts are either (i) set forth on Schedule 1.2(d) hereto, or (ii) individually involve a financial obligation of less than Five Thousand Dollars ($5,000) over the term of such contract, and which were entered into in the ordinary course of business and do not contain or create any restriction or limitation on the ability of the Seller (or any purchaser of the Business) to utilize the Purchased Assets or to realize the benefit to be derived therefrom or to conduct the operations of the Business worldwide (collectively, the "ASSUMED CONTRACTS").

             (e) INTELLECTUAL PROPERTY. All of the intellectual property of Seller used primarily in connection with the operations of the Business, including, without limitation, the following: (a) all trademarks, service marks, trade names, logos (the "MARKS") and all registrations relating thereto; (b) all copyrighted works and registrations therefor; (c) all patents and applications therefor; and
         (d) all confidential or proprietary processes, formulas, trade secrets and technical and other similar information, all of which are described on Schedule 1.2(e) (the "INTELLECTUAL PROPERTY"), together with the goodwill related thereto and any royalty income therefrom accruing after the Effective Time.

             (f) PERMITS. All assignable Permits, including, without limitation, those listed on Schedule 1.2(f). For purposes of this Agreement, the term "PERMITS" means all

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         permits, authorizations, certificates, approvals and licenses relating to the operation of the Business.

             (g) INTANGIBLE PROPERTY. All records, technical data, asset ledgers, books of account, inventory records, budgets, customer and supplier records, payroll and personnel records, computer programs, correspondence and other files of Seller, regardless of the medium on which stored, created or maintained in connection with the Business that can be separated from the records of Seller's, Bretlin's or Parent's other business activities with reasonable efforts, and all rights to do business with the customers of the Business, subject to the Non-Solicitation Agreement, and subject to any applicable obligations of confidentiality imposed by applicable law.

             (h) CLAIMS. All of Seller's rights to any causes of action or claims arising in connection with the Purchased Assets or the Assumed Contracts, except for causes of action or claims arising prior to the Closing and listed on Schedule 1.2(h).

             (i) GOODWILL. Any and all of Seller's goodwill in and going concern value of the Business.

             (j) OTHER ASSETS. All other assets of any kind or description, tangible or intangible, which are owned by Seller and used primarily in or relating to the operations of the Business, whether or not carried or reflected on the books and records of Seller or Dixie.

         1.3 EXCLUDED ASSETS. The following assets shall be excluded from the Purchased Assets and shall be retained by Seller:

             (a) ACCOUNTS RECEIVABLE. All accounts receivable due to Seller as of the Effective Time in connection with the Business (the "RECEIVABLES"), and the full benefit of any security therefor;

             (b) CASH. All cash on hand and on deposit in banks, cash equivalents and investments, and all customer deposits and prepayments in connection with the sale of goods by Seller, to the extent the applicable goods are not included in the Purchased Assets;

             (c) INSURANCE. All insurance policies relating to the Business;

             (d) ASSETS OF BENEFIT PLANS. Pension, profit sharing, savings, or other benefit plans and trusts and the reserves thereof;

             (e) FINISHED GOODS. All finished goods manufactured by the Seller prior to the Closing Date, except as provided in 1.2(c), above.

             (f) CERTAIN RECORDS. Minute books, stock books and any corporate documents relating to the organization, maintenance and existence of Seller as a corporation;

             (g) EXCLUDED CONTRACTS. Any and all contracts entered into by Seller or by which Seller or any of the Purchased Assets is bound, other than the Assumed Contracts;

             (h) UNRELATED ASSETS. Any assets, properties, rights, contracts, operations and businesses of Seller, Parent or Bretlin that are used primarily in business operations of Seller, Bretlin or Parent other than the Business, including without limitation all centralized management information systems and accounting systems, and listed on
         Schedule 1.3(h);

             (i) TAX REFUNDS. Any rights of Seller or any of its Affiliates to any tax refund with respect to periods prior to the Closing Date;

             (j) INSURANCE BENEFITS. Any property, casualty, workers' compensation or other insurance policy or related insurance services contract relating to the Purchased Assets, the Business, Seller or any of its Affiliates and any rights of Seller or any of its Affiliates under such insurance policy or contract, other than rights under such insurance policies or contracts with respect to any Assumed Liability or any casualty occurring prior to Closing and affecting any of the Purchased Assets;

             (k) PURCHASE CONTRACTS. Any rights of Seller under this Agreement, the documents to be executed and delivered in connection herewith, or under any other agreement between Seller and Buyer;

             (l) EXCLUDED CLAIMS AND DEPOSITS. Deposits, prepayments, prepaid assets, refunds, causes of action, rights of recovery, rights of setoff and rights of recoupment of Seller arising prior to the Closing Date as itemized on Schedule 1.3(l); and

             (m) OTHER EXCLUDED ASSETS. The other excluded assets listed or described on Schedule 1.3(m).

         1.4 LIABILITIES. The Purchased Assets shall be sold and conveyed to Buyer free and clear of all liabilities, obligations, liens, security interests and encumbrances whatsoever (collectively, "LIENS", or, individually, a "LIEN") other than Permitted Liens; PROVIDED, HOWEVER, that Buyer will assume at Closing only the obligations under the Assumed Contracts (including unfilled purchase orders as described below) that are to be performed after the Effective Time and are disclosed in such Assumed Contracts. Buyer shall only assume Seller's obligation under the Assumed Contracts which are purchase orders issued to Seller to the extent that the goods ordered have not been shipped by Seller at the Effective Time, and Buyer shall only assume Seller's obligation under the Assumed Contracts which are purchase orders issued by Seller to the extent that the goods ordered by Seller under such contracts have not been received by Seller as of the Effective Time, and all of which shall be listed on Schedule 1.2(d).

         Except as specifically set forth above, Seller shall retain responsibility for and indemnify Buyer against all liabilities in any way related to the Business, the Purchased Assets and the Assumed Contracts (including any existing breach thereof) arising prior to the Effective Time and for all liabilities arising from Seller's operation of the Business prior to the Effective Time, whether or not accrued and whether or not disclosed. Specifically, but without limiting the generality of the foregoing, Seller shall retain sole liability for and Buyer shall not assume any liability or obligation of Seller with respect to (i) unpaid Taxes of the Seller or the Business (as defined in Section 3.4 below); (ii) accounts payable or other liabilities or obligations of the Seller or the Business arising or accruing as a result of, or caused by, events, conditions or circumstances, prior to the Effective Time (even if the liability or obligation becomes known after the Effective Time; (iii) the use, storage, transportation, discharge, handling or disposal of any Hazardous Material (as defined below) prior to the Effective Time; and (iv) employees or former employees of Seller, including any liability for accrued salaries, wages, payroll taxes, severance pay entitlements, health, medical, retirement, vacation or deferred compensation benefits or any other obligations or expenses arising out of or relating to the employment by Seller of its employees or Seller's termination of such employees, including the terminations effected by Seller pursuant to this Agreement. Seller shall retain and shall assume and discharge all liabilities and costs under the Consolidated Omnibus Budget Reconciliation Act, as amended ("COBRA") (including liabilities for violations thereof) for all "qualifying events" (as defined in COBRA) occurring with respect to employees and their dependents prior to and on the Effective Time, including qualifying events that occur as a result of the sale of the Purchased Assets contemplated by this Agreement. Parent and Seller agree that the sale of the Purchased Assets contemplated by this Agreement shall not cause Buyer to become a "successor employer" within the meaning of Section 54.4980B-9, Q&A-8(c) of the Treasury Regulations. As used in this Agreement, "Hazardous Material" means and includes asbestos, ACM's, polychlorinated biphenyls, lead-based paints, any petroleum product, petroleum by-products (including, but not limited to, crude oil or any fraction of it, diesel oil, fuel oil, gasoline, lubrication oil, oil refuse, oil mixed with other wastes, oil sludge and all other liquid hydrocarbons, regardless of specific gravity), natural or synthetic gas products and/or hazardous substance or materials, waste, pollutant or contaminant, defined as such in (or for the purposes of) the Environmental Laws (as defined in Section 3.4).

                                   ARTICLE II
                                  CONSIDERATION

         2.1 PURCHASE PRICE. (a) The aggregate purchase price (the "PURCHASE PRICE") for the Purchased Assets shall be the sum of (i) Thirty Million Eight Hundred Thousand Dollars $30,800,000, for all of the Purchased Assets other than Inventory, payable as provided below on the Closing Date, plus the amount determined as the value of all Inventory on hand as of the Effective Time, calculated and payable as provided below:

             (b) The Purchase Price shall be payable as follows: (i) $30,800,000 shall be paid on the Closing Date by wire transfer of immediately available funds to account(s) designated by Seller; and (ii) the portion of the Purchase Price set forth in Section 2.1 (a)(ii) above shall be paid promptly after final determination of the Closing Inventory Value as provided below in Section 2.1(c).

             (c) On the Closing Date, Buyer and Seller shall jointly conduct a physical inspection of the Inventory and prepare a list of the Inventory of the Business as of such date. As soon as possible after the Closing Date, but in any event within fifteen (15) business days thereafter, Buyer shall provide to Seller a list of the Inventory and a valuation thereof at standard cost, determined and discounted, if applicable, in accordance with the Inventory Valuation Determination set forth on Schedule 2.1(c) hereto (the "CLOSING INVENTORY VALUE"). Seller shall have a period of ten (10) business days following receipt of such Closing Inventory Value (the "SELLER OBJECTION PERIOD") to notify Buyer of any disagreement with Buyer's valuation, and Buyer and Seller shall jointly endeavor to make a mutually agreeable determination of the Closing Inventory Value prior to the expiration of the Seller Objection Period. If Buyer and Seller agree on the Closing Inventory Value, then Seller and Buyer shall set forth their agreement in writing, and Buyer shall pay such portion of the Purchase Price attributable to the Inventory promptly after the date of such mutually agreed written determination. If Seller and Buyer disagree as to the Closing Inventory Value and have not reached agreement prior to the expiration of the Seller Objection Period, then such disputed amount shall be submitted to PricewaterhouseCoopers for a final and binding determination of the Closing Inventory Value. The costs and expenses for the services of PricewaterhouseCoopers shall be borne by Seller and Buyer in proportion to the amount awarded to each party pursuant to the aforesaid determination.

         2.2 ALLOCATION. The Purchase Price shall be allocated among the Purchased Assets as mutually agreed between Buyer and Seller, based on the report to be delivered by Valuation Research Corporation, and such agreed upon allocation shall be set forth in writing and attached to this Agreement as soon as possible after Closing as SCHEDULE 2.2 hereto.

         2.3 PRORATIONS. The operation of the Business and the income and expenses attributable thereto up to the Effective Time shall be for the account of Seller and thereafter for the account of Buyer. All expenses, including, without limitation, such items as ad valorem property taxes, prepaid items, utility charges, and rents shall be prorated between Seller and Buyer as of the Effective Time. Such prorations shall be made and paid by Seller insofar as is possible as an adjustment to the Purchase Price at the Closing, and such other proratable items shall be determined within 60 days thereafter, and Seller or Buyer shall make such payment to the other as is required by such proration. Unpaid employee salary, benefits and vacation pay, leave pay, severance pay and other similar benefits or entitlements shall be paid by Seller to the employees of the Business promptly after Closing as provided in Section 5.1 below.

                                  ARTICLE III
          REPRESENTATIONS AND WARRANTIES OF SELLER, BRETLIN AND PARENT

         Seller, Bretlin and Parent jointly and severally represent and warrant to Buyer and C&A as follows:

         3.1 ORGANIZATION AND GOOD STANDING. Each of Seller, Bretlin and Parent is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation. Seller has all requisite power and authority to own, operate and lease the Purchased Assets and to conduct the operations of the Business as presently conducted. Seller is duly qualified to do business as a foreign corporation and is in good standing in all other jurisdictions in which it is required to be so qualified and in which the failure to qualify would have a Material Adverse Effect, and such jurisdictions are listed on Schedule 3.1.

         3.2 AUTHORITY. Each of Seller, Bretlin and Parent has all requisite power and authority to execute and deliver this Agreement, a Bill of Sale, Assignment and Assumption Agreements, and NonSolicitation Agreement, and such other agreements as are necessary or appropriate in Buyer's reasonable discretion to effect the transfer of the Business and the Purchased Assets as contemplated hereby, to the extent each of Seller, Bretlin and Parent is a party thereto (the "SELLER AGREEMENTS") and to perform the transactions contemplated hereby and thereby. The execution, delivery and performance of each of the Seller Agreements to which Seller, Bretlin or Parent is a party, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate and shareholder action on the part of each of Seller, Bretlin and Parent. The Seller Agreements have been, or with respect to Seller Agreements to be executed at the Closing, will be, duly executed and delivered by Seller, Bretlin and Parent, as applicable, and each constitutes or will constitute when executed and delivered a valid and binding obligation of Seller, Bretlin and Parent, enforceable against Seller, Bretlin and Parent in accordance with its terms, to the extent it is a party thereto, except as enforceability may be limited by equitable principles or by bankruptcy, fraudulent conveyance or insolvency laws affecting the enforcement of creditors' rights generally.

         3.3 EFFECT OF AGREEMENT. Except as set forth on Schedule 3.3 hereto, the execution, delivery and performance of the Seller Agreements do not: (a) conflict with the Articles of Incorporation or Bylaws of Seller, Bretlin or Parent; (b) violate any law or any rule or regulation of any governmental body or administrative agency, or conflict with any judicial or administrative order or decree relating to Seller, Bretlin, Parent or the Purchased Assets; (c) constitute a breach or default under any Assumed Contract, Real Property Lease or any other agreement or instrument by which Seller, Bretlin or Parent is bound or the Purchased Assets are affected; (d) create any Lien on any of the Purchased Assets; or (e) require any consent, notice to or filing with any governmental authority or administrative agency or any private person or firm on behalf of Seller, Bretlin or Parent. The matters described on Schedule 3.3 are referred to as the "REQUIRED CONSENTS."

         3.4 COST DATA; BOOKS; NO UNDISCLOSED LIABILITIES. Seller's Cost Reconciliation Report and detailed standard cost data for the year ended December 31, 2001 and the two month period ended February 28, 2002 (the "COST DATA"), true and complete copies of which are attached hereto as Schedule 3.4.1,
(a) are true, complete and correct in all material respects; and (b) are in accordance with the books and records of the Seller. Seller has no liability or obligation related to the Business that is not disclosed on Schedule 3.4.2 outside of the routine, daily, ordinary course of business. Except as disclosed on Schedule 3.4.2, (i) there are no claims, actions, suits or investigations ("CLAIMS") or potential Claims pending, or to the Knowledge of Seller, threatened, against Seller or the Business or affecting the Purchased Assets, nor to the Knowledge of Seller does there exist any basis for a Claim; (ii) there is not outstanding or, to the Knowledge of Seller, threatened, any order or decree of any court, governmental agency or arbitration tribunal against or involving Seller, the Business or the Purchased Assets; (iii) Seller is currently, and has been at all times, in material compliance with all laws, rules, regulations and licensing requirements of all federal, state, local and foreign authorities applicable to the properties and operations of the Business;
(iv) Seller is not in violation of any of the material Permits, all of which are listed on Schedule 3.4.3 hereto, and no proceedings are pending or, to the Knowledge of Seller, threatened to revoke or limit any such Permit; (v) all United States, state and local income, profits, franchise, sales, use, occupancy, property, severance, excise, value added, withholding and other taxes, and all taxes owing to any foreign countries and political subdivisions thereof (including interest, penalties and any additions to tax) (the

"TAXES") due from Seller or claimed to be due by each taxing authority for all periods through the date of this Agreement, including without limitation any Taxes arising from the transactions evidenced by this Agreement, have been, and for all periods through the Effective Time will be, fully paid, and Seller has timely filed all tax returns, reports and declarations of estimated tax required to be filed before the Effective Time; and (vi) the existing and prior uses of the Purchased Assets comply in all material respects with, and at all times have complied in all material respects with, and Seller is not in violation of, and has not violated, in connection with the ownership, use, maintenance or operation of the Purchased Assets, any applicable federal, state, county or local statutes, laws, regulations, rules, ordinances, codes, licenses or permits of any governmental authorities relating to environmental matters, including by way of illustration and not by way of limitation the Comprehensive Environmental Response, Compensation and Liability Act as amended, the Resource Conservation Recovery Act as amended, the Clean Air Act, the Clean Water Act, the Occupational Safety and Health Act, the Toxic Substances Control Act, any "Superfund" or "Superlien" law, all of their state counterparts and implementing regulations, or any other federal, state or local statute, law, ordinance, code, rule, regulation, order, decree or guideline (whether published or unpublished) regulating, relating to or imposing liability or standards of conduct concerning any petroleum, petroleum by-product (including, but not limited to, crude oil, diesel oil, fuel oil, gasoline, lubrication oil, oil refuse, oil mixed with other waste, oil sludge, and all other liquid hydrocarbons, regardless of specific gravity), natural or synthetic gas, hazardous substance or materials, toxic or dangerous waste, substance or material, pollutant or contaminant (collectively "ENVIRONMENTAL LAWS"). The books and records of Seller relating to the Purchased Assets are true, accurate and complete in all material respects and have been maintained in accordance with generally accepted accounting principles applied on a consistent basis.

         3.5 TITLE TO AND SUFFICIENCY OF ASSETS. Seller has good and marketable title to all of the Purchased Assets, and as of the Closing Date the Purchased Assets shall be free and clear of any Liens, other than Permitted Liens. Except as set forth on Schedule 3.5.1, the Purchased Assets and the assets covered by the Assumed Contracts constitute all of the assets of any nature required to operate the Business in the manner presently operated by Seller and are all located on the Real Property. No third party has any right, title or interest in or to, or any claim whatsoever related to, the Purchased Assets, except as set forth on Schedule 3.5.2, which will be terminated as of the Closing Date.

         3.6 REAL ESTATE. Schedules 1.2(a) contains a true and correct description of the Real Property and a list of all buildings, fixtures and improvements thereon (the "IMPROVEMENTS"). All Improvements conform in all material respects to all applicable state and local laws, health and safety ordinances and zoning and building ordinances. To the Knowledge of the Seller, none of the Improvements encroach on the property of any third person. The Real Property is zoned for the purposes for which it is presently being used.

             (i) The Real Property has adequate water and sewer supply for the current use of such property, and all sewer and water supply facilities required for the current use of all such property are properly and fully installed and operating. All other public or private utilities necessary for the operation of such property for current uses are properly and fully installed and operating.

             (ii) The Improvements have been completed, and there are no interior or exterior structural defects or other material defects in such Improvements or any material defects in the plumbing, electrical, mechanical, heating, ventilating or air-conditioning systems or other systems. All such systems are in satisfactory working order for current use, and all roofs and basements of the Improvements are in good condition, ordinary wear and tear excepted, and free of leaks.

             (iii) Each portion of the Improvements is covered by a permanent certificate of occupancy which is in full force and effect. Seller has no knowledge of any alteration, improvement or change in use of any of the Improvements which would require a new certificate of occupancy or amendment of an existing certificate of occupancy.

             (iv) Seller has received no notice and has no knowledge of any material violations of any applicable federal, state or local law, ordinance, regulation, order, rule or requirement affecting the Real Property, or the construction, management, ownership, maintenance, use, acquisition or sale thereof (including, without limitation, building, health and environmental laws, regulations and ordinances) (collectively, "LEGAL REQUIREMENTS"). Seller has no knowledge of any pending or contemplated change in any Legal Requirement which may materially adversely affect the use or ownership of such property.

             (v) Seller has entered into no agreement, oral or written, not referred to herein, with reference to the Real Property, and neither Seller nor any portion of such property is subject to any claim, demand, suit, unfiled lien, proceeding or litigation of any kind, pending or outstanding, or to the Knowledge of Seller or the Parent, threatened or likely to be made or instituted which would in any way be binding upon Buyer or its successors or assigns or would affect or limit the full use and enjoyment of such property by Buyer or its successors or assigns or which would limit or restrict in any way Seller's right or ability to enter into this Agreement and consummate the transactions described herein.

         3.7 TANGIBLE PROPERTY. Except as disclosed on Schedule 3.7, all Improvements, all other tangible property included in the Purchased Assets and all items of tangible property leased under leases to be assumed by Buyer (a) are in good operating order, condition and repair, ordinary wear and tear excepted; (b) are suitable for immediate use in the ordinary course of business of the Business; and (c) are free from material defects.

         3.8 CONTRACTS AND LEASES. Schedule 3.8 lists all contracts, commitments, agreements (including agreements for the borrowing of money or the extension of credit), leases (other than leases for the Real Property), licenses, understandings and obligations, whether written or oral, related to the Business to which Seller is party or by which Seller or the Purchased Assets is bound or affected or that are material to the operation of the Business, including all contracts that relate to the costs of operations of the Business, which in any case involve a financial obligation or impact of more than $5,000.
Schedule 1.2(d) lists all leases concerning the Real Property to which Seller, Bretlin or Dixie is a party (the "REAL PROPERTY LEASES"). Seller has delivered to Buyer true and complete copies of all Real Property Leases, all written contracts and true and complete memoranda of all oral contracts, including any and all amendments thereto. Each of the Assumed Contracts and the Real Property Leases is valid, binding and enforceable in accordance with its terms, except as enforceability may be limited by equitable principles or by bankruptcy, fraudulent conveyance or insolvency laws affecting the enforcement of creditors' rights generally, and is in full force and effect. There are no existing defaults, and no events or circumstances have occurred which, with or without notice or lapse of time or both, would constitute defaults, under any of the Assumed Contracts or the Real Property Leases. Except as set forth in Schedule 3.3, the assignment of the Assumed Contracts and the Real Property Leases by Seller to Buyer will not, with respect to any Assumed Contract or Real Property Lease, (a) constitute a default or accelerate the obligations thereunder; (b) require the consent of any person or party, except for the Required Consents; or (c) affect the continuation, validity and effectiveness thereof or the terms thereof.

         3.9 INTELLECTUAL PROPERTY. Schedule 1.2(e) lists all intellectual property rights (other than those included in Excluded Assets) used in connection with the Business, which includes all intellectual property, trade secrets, expertise, know-how, designs, ideas and concepts whether or not patentable, all of which are owned by or licensed to Seller. There are no Marks or patents used by Seller in connection with the Business. Seller has not licensed any of the Intellectual Property to any third party, and no third party has any right to use any of the Intellectual Property. There are no pending or to the Knowledge of Seller threatened claims or suits challenging Seller's ownership or right to use any of the Intellectual Property, or alleging that any of the Intellectual Property infringes any rights of any third parties, nor to the Knowledge of Seller does there exist any basis therefor.

         3.10 LABOR MATTERS. No employees of Seller who work in the Business have been or are represented by a union or other labor organization or covered by any collective bargaining agreement. There is no unfair labor practice complaint, labor organizational effort, strike, slowdown or similar labor matter pending or, to the Knowledge of Seller, threatened against or affecting Seller or the Business.

         3.11 EMPLOYEES; BENEFITS. Schedule 3.11.1 sets forth a list of the name, position, rate of compensation and any incentive compensation arrangements, bonuses or commissions or fringe or other benefits, of each person who is employed by the Business in any capacity. Except as set forth on Schedule 3.11.2, there are no Plans, as defined below, contributed to, maintained or sponsored by Seller, to which Seller is obligated to contribute or with respect to which Seller has any material liability or potential material liability, whether direct or indirect, including all Plans contributed to, maintained or sponsored by each member of the controlled group of companies, within the meaning of Sections 414(b), 414(c), and 414(m) of the Internal Revenue Code (the "CODE"), of which Seller is a member to the extent Seller has any potential material liability with respect to such Plans. For purposes of this Agreement, the term "PLANS" shall mean: (a) employee benefit plans as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not funded; (b) employment agreements; and (c) personnel policies or fringe benefit plans, policies, programs and arrangements, whether or not subject to ERISA, and whether or not funded, including, without limitation, stock bonus, deferred compensation, pension, severance, bonus, vacation, travel, incentive and health, disability and welfare plans.

         Each Plan and all related trusts, insurance contracts and funds have been maintained, funded and administered in compliance in all respects with all applicable laws and regulations, including, but not limited to, ERISA and the Code.

         Each Plan that is intended to be qualified under Section 401(a) of the Code, and each trust (if any) forming a part thereof, has received a favorable determination letter from the Internal Revenue Service as to the qualification under the Code of such Plan and the tax-exempt status of such related trust, and nothing has occurred since the date of such determination letter that could adversely affect the qualification of such Plan or the tax-exempt status of such related trust.

         Seller does not now, nor has it ever, sponsored, maintained or made contributions to a defined benefit plan (as such term is defined in Section 3(35) of ERISA) (a "DEFINED BENEFIT PLAN"), or any Plan which is subject to the minimum funding requirements of Section 412 of the Code or the requirements of Title IV of ERISA.

         No underfunded Defined Benefit Plan has been, during the five years preceding the Closing Date, transferred out of the controlled group of companies (within the meaning of Sections 414(b), (c) and (m) of the Code) of which Seller is a member or was a member during such five-year period.

         3.12 ABSENCE OF CHANGES. Except as set forth on Schedule 3.12, since December 31, 2001, Seller has conducted the operations of the Business only in the ordinary course, and has not:

             (a) Suffered any damage to any material asset of the Business, whether or not covered by insurance;

             (b) Sold or disposed of any assets used in the operation of the Business other than in the ordinary course;

             (c) Made any general wage increase for its employees as a group;

             (d) Amended or terminated any Assumed Contract, or amended or terminated any other material contract other than in the ordinary course;

             (e) Incurred any obligation or liability, except normal trade or business obligations incurred in the ordinary course of business;

             (f) Introduced any new method of management, operations or accounting other than in the ordinary course;

             (g) Suffered any Material Adverse Effect, or any other event that might reasonably be expected to have a Material Adverse Effect; or

             (h) Agreed, whether in writing or otherwise, to take any action described in this Section.

         3.13 RELATED PARTY TRANSACTIONS. The Assumed Contracts and Real Property Leases do not include any agreement with, or any other commitment to
(a) any officer or director of Seller, Bretlin or Parent; (b) any person related by blood or marriage to any such officer or director; or (c) any corporation, partnership, trust or other entity in which Seller, Bretlin, Parent or any such officer, director or related person has an equity or participating interest.

                                   ARTICLE IV
                 REPRESENTATIONS AND WARRANTIES OF BUYER AND C&A

         Buyer and C&A jointly and severally represent and warrant to Seller, Bretlin and Parent as follows:

         4.1 ORGANIZATION AND GOOD STANDING. Each of Buyer and C&A is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

         4.2 AUTHORITY. Each of Buyer and C&A has all requisite power and authority to execute and deliver this Agreement and the Assumption Agreements regarding the Assumed Contracts (collectively, the "BUYER AGREEMENTS") and to perform the transactions contemplated hereby and thereby, to the extent it is a party thereto. The execution, delivery and performance of the Buyer Agreements, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate action on the part of Buyer and C&A. The Buyer Agreements have been, or with respect to Buyer Agreements to be executed at the Closing, will be duly executed and delivered by Buyer and C&A and each constitutes or will constitute when executed and delivered a valid and binding obligation of each of Buyer and C&A, enforceable against Buyer and C&A in accordance with its terms, to the extent it is a party thereto.

         4.3 EFFECT OF AGREEMENT. The execution, delivery and performance of the Buyer Agreements do not and will not (a) conflict with the Articles of Incorporation or Bylaws of Buyer or C&A; (b) violate any law or any rule or regulation of any governmental body or administrative agency, or conflict with any judicial or administrative order or decree relating to Buyer or C&A; or (c) require any consent, notice to or filing with any governmental authority on behalf of Buyer or C&A.

                                   ARTICLE V
                                   COVENANTS

         Seller, Bretlin and Parent covenant and agree with Buyer as follows:

         5.1 TERMINATION OF SELLER'S EMPLOYEES; SETTLEMENT OF OBLIGATIONS OF SELLER. Immediately prior to the Effective Time, Seller shall terminate all of its employees utilized in or necessary to the operation of the Business. Seller shall pay all employees of the Business promptly after Closing all outstanding obligations of Seller to such employees, including accrued salaries, wages, payroll taxes, any severance pay entitlements, health, medical, retirement, vacation or deferred compensation benefits and any other obligations and expenses of any kind or description of Seller arising out of or relating to the employment by Seller or Seller's termination of the employment of such employees through the Effective Time. Buyer agrees to offer at-will employment (subject to Buyer's normal pre-employment testing requirements) to all of the active full-time employees of the Business, which employment, if accepted, would commence immediately upon the Effective Time. For purposes hereof, the term "active employees" excludes all employees of the Business on short or long term disability or maternity leave or other leave on the Closing Date.

         5.2 COLLECTION OF RECEIVABLES. Buyer agrees to assist Seller, as reasonably requested, in the collection of the Receivables after the Effective Time and agrees to immediately forward to Seller all funds received by the Buyer after the Closing for payment of any of the Receivables retained by the Seller hereunder. Seller agrees to assist Buyer, as reasonably requested, in collecting any receivables created by Buyer's operation of the Business after the Closing Date and agrees to immediately forward to Buyer all funds received by the Seller after the Closing for payment of any of the Buyer's receivables. Payments made by customers of the Business after the Closing Date shall be applied (i) to the invoices specified by such customer, or (ii) if the amount of payment corresponds in amount to an invoice to such customer, then to such invoice, and
(iii) if neither (i) nor (ii) applies to such payment, then to the oldest outstanding invoice first.

         5.3 EMPLOYEE BENEFIT MATTERS. As of the Effective Time, all of the Seller's current employees in the Business (including those on lay-off, disability or leave of absence, whether paid or unpaid), former employees and retired employees ("BUSINESS EMPLOYEES") shall cease active participation in the Dixie 401(k) Plan. Seller shall take, or cause to be taken, all such action as may be necessary to effect such cessation of participation, and to permit Business Employees to elect to receive or require Business Employees to receive total distributions of their vested account balances under the Dixie 401(k) Plan in accordance with applicable law as soon as reasonably practicable after the Closing Date. Seller shall pay as a bonus the amount of any nonvested account balances of the Business Employees in the Dixie 401(k) Plan to such persons as soon as reasonably practicable after Closing after withholding all applicable taxes. In any event such distributions of vested amounts and payment of all nonvested account balances shall be finalized not later than ninety (90) days after the Closing Date. Buyer's 401(k) plan shall accept eligible rollover distributions from the Dixie 401(k) Plan. For purposes of administering Buyer's 401(k) Plan, service of a Business Employee with Seller and Parent shall be deemed to be service with Buyer for participation and vesting purposes, but not for purposes of benefit accrual. Also, Seller shall pay to the Business Employees within the aforesaid ninety (90) day period any amounts owed under Seller's Quarterly Incentive Plan for the period from January 1, 2002, through the Closing Date.

                                   ARTICLE VI
                                     CLOSING

         6.1 CLOSING. The closing of the sale of the Purchased Assets (the "CLOSING") shall take place at the offices of Witt, Gaither & Whitaker, P.C. in Chattanooga, Tennessee at 10:00 a.m., local time, on the date that the Closing Condition, defined below in Section 6.7, shall be satisfied, or such other date as may be mutually agreed upon by the parties hereto (the "Closing Date"), provided that if the Closing Condition as defined in Section 6.7 are not satisfied by June 1, 2002, then this Agreement and the transactions contemplated hereby shall be terminated and of no force and effect. For purposes of passage of title, risk of loss, allocation of expenses and other economic effects, the Closing when completed shall be deemed to have occurred at 7:00 a.m., local time, on the Closing Date (the "EFFECTIVE TIME"). The Business shall be operated for the benefit and at the risk of the Buyer from and after the Effective Time.

         6.2 DELIVERIES BY SELLER. At the Closing, Seller shall deliver or cause to be delivered to Buyer the following:

             (a) A copy of all corporate resolutions authorizing the execution, delivery and performance of the Seller Agreements, and the consummation of the transactions contemplated herein and therein, accompanied by the certification of the Secretary of Seller to the effect that such resolutions are in full force and effect and have not been amended, modified or rescinded;

             (b) Good standing certificates from the Secretary of State of the state of Seller's incorporation and each of the states listed on
         Schedule 3.1, and certificates from the Departments of Revenue of each such jurisdiction stating that all required taxes regarding the Business have been paid by Seller in full;

             (c) Evidence of the termination of Liens;

             (d) The legal opinion in the form attached hereto as Exhibit C;

             (e) Evidence of that all Required Consents have been obtained or satisfied;

             (f) Assignments of Assumed Contracts, together with any necessary consent thereto;

             (g) Bills of Sale attached hereto as EXHIBIT A and such other instruments of transfer as Buyer may request to convey and vest in Buyer all of Seller's right, title and interest in and to all of the remaining Purchased Assets, free and clear of all Liens, other than Permitted Liens;

             (h) Assignment of any intellectual property rights included in the Purchased Assets;

         6.3 DELIVERIES BY BUYER. At the Closing, Buyer shall deliver or cause to be delivered to Seller the following:

             (a) A copy of all corporate resolutions authorizing the execution, delivery and performance of the Buyer Agreements, and the consummation of the transactions contemplated herein and therein, accompanied by the certification of the Secretary of Buyer to the effect that such resolutions are in full force and effect and have not been amended, modified or rescinded;

             (b) An Instrument of Assignment and Assumption of the Assumed Contracts to be assumed by Buyer pursuant to Section 1.4;

             (c) The Purchase Price, evidenced by a wire transfer of immediately available funds; and

             (e) The legal opinion in the form set forth in Exhibit D hereto.

             (f) The Resale Certificate

         6.4 OTHER DELIVERIES. Each of the parties hereto shall execute and deliver, or cause to be executed and delivered, to the other the following:

             (a) This Agreement

             (b) The Supply Agreement

             (c) The Non-Solicitation Agreement

             (d) The Transitional Services Agreement in the form of Exhibit F hereto

         6.5 FURTHER ASSURANCES. Seller and Parent shall, at any time on or after the Closing Date, take any and all steps reasonably requested by Buyer to place Buyer in possession and operating control of the Purchased Assets and the Business, and will do, execute, acknowledge and deliver all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may be reasonably requested by Buyer for the more effective transfer to and reduction to possession of Buyer, or its permitted successors or assigns, of any of the Purchased Assets.

         6.6 REAL PROPERTY ACQUISITION. Buyer's obligations hereunder are subject to and conditioned upon the simultaneous closing of the acquisition by Buyer of the Real Property.

         6.7 CLOSING CONDITIONS. The parties acknowledge that the operations of the Business have been interrupted due to electrical outage. The obligations of all the parties hereunder shall be conditioned upon (i) the operation and functioning of the Business consistent with past operations at full capacity with production of first-quality products, satisfactory to Buyer in all respects; (ii) absence of any material supplement to the Seller's disclosure Schedules to this Agreement which reveals any change outside the ordinary course and which is objectionable to Buyer in its sole discretion. Upon satisfaction of the aforesaid Closing conditions, this Agreement will be deemed effective as of the Effective Time and all of the agreements and other deliveries referred to in
Section 6 shall be dated as of such Closing Date, with appropriate conforming date changes and the transactions shall be deemed completed as of such date; and
(iii) the completion of Buyer's acquisition of the Real Property; provided, however, that if this condition is not met, Seller will exercise its option to purchase the Real Property and sell such property to Buyer on or before June 1.

                                  ARTICLE VII
                                 INDEMNIFICATION

         7.1 INDEMNIFICATION BY SELLER, BRETLIN AND PARENT. Seller, Bretlin and Parent shall jointly and severally indemnify, defend and hold harmless Buyer, C&A and their officers, directors and affiliates (the "BUYER INDEMNITEES") from, against, and with respect to any and all loss, damage, claim, obligation, liability, cost and expense (including, without limitation, reasonable attorneys' fees and costs and expenses incurred in investigating, preparing, defending against or prosecuting any litigation, claim, proceeding or demand), of any kind or character (a "LOSS") arising out of or in connection with any of the following:

             (a) any breach of any of the representations or warranties of Seller, Bretlin and/or Parent contained in or made pursuant to this Agreement or any of the Seller Agreements;

             (b) any failure by Seller, Bretlin or Parent to perform or observe, in full, any covenant, agreement or condition to be performed or observed by it pursuant to this Agreement or any of the Seller Agreements;

             (c) Seller's ownership and operation of the Business and the Purchased Assets prior to the Effective Time, including any and all liabilities under the Assumed Contracts which relate to events occurring prior to the Effective Time, and including all other liabilities and obligations of the Seller and Parent;

             (d) any use, release, threatened release, emission, generation, storage, transportation, disposal, or arrangement for the disposal of Hazardous Materials by the Seller or the presence of any Hazardous Materials or circumstance or condition at any Real Property which would require remediation or other action under any Environmental Laws; PROVIDED that any required environmental remediation shall be controlled by Buyer and conducted in accordance with applicable law; and PROVIDED that Buyer's conduct of such remediation or other response shall be limited to the work reasonably prudent and necessary to address requirements imposed by applicable Environmental Laws and government authorities.

             (e) noncompliance by Seller or Buyer with the provisions of the Georgia bulk sales laws; and

             (f) any Taxes accruing prior to the Effective Time, any failure to properly complete and duly and timely file all tax returns, reports and declarations of estimated tax, and any failure to make all required withholdings and payments of Taxes due;

             (g) failure to obtain Required Consents with respect to any subleases of any equipment, computers or other assets, or any sublicenses of any software, delivered to Buyer at Closing.

         7.2 INDEMNIFICATION BY BUYER. Buyer and C&A shall jointly and severally indemnify, defend and hold harmless Seller, Bretlin and Parent and their officers, directors and affiliates from, against and with respect to any Loss arising out of or in connection with any of the following:

             (a) any breach of any of the representations and warranties of Buyer or C&A contained in or made pursuant to this Agreement;

             (b) any failure by Buyer or C&A to perform or observe, in full, any covenant, agreement or condition to be performed or observed by it pursuant to this Agreement;

             (c) all obligations under the Assumed Contracts assumed by Buyer arising on or after the Effective Time, as provided under Section 1.4; or

             (d) Buyer's or C&A's ownership and operation of the Business and the Purchased Assets on and after the Effective Time.

         7.3 NOTICE OF CLAIM. Any party seeking to be indemnified hereunder (the "INDEMNIFIED PARTY") shall, within 60 days following discovery of the matters giving rise to a Loss, notify the party from whom indemnity is sought (the "INDEMNITY OBLIGOR") in writing of any claim for recovery, specifying in reasonable detail the nature of the Loss and the amount of the liability estimated to arise therefrom. The failure of the Indemnified Party to notify the Indemnity Obligor on a timely basis will not relieve the Indemnity Obligor of any liability that it may have to the Indemnified Party, subject to the survival provisions of Section 8.1 hereof to the extent applicable, except to the extent that the Indemnified Party demonstrates that the defense of such action is materially prejudiced by the Indemnity Obligor's failure to give such notice.

         7.4 DEFENSE. If the facts pertaining to a Loss arise out of the claim of any third party, or if there is any claim against a third party available by virtue of the circumstances of the Loss, the Indemnity Obligor may, by giving written notice to the Indemnified Party within 15 days following its receipt of the notice of such claim, elect to assume the defense or the prosecution thereof, including the employment of counsel or accountants at its cost and expense; PROVIDED, HOWEVER, that during the interim the Indemnified Party shall use its reasonable efforts to take such actions (not including settlement) as are reasonably necessary to protect against further damage or loss with respect to the Loss; and provided further that the Indemnity Obligor can only assume the defense if (i) it provides evidence acceptable to the Indemnified Party that it will have the financial resources to defend the claim and satisfy its indemnification obligations; (ii) it obtains counsel which is satisfactory to the Indemnified Party; (iii) the third party claim involves only money damages and does not seek an injunction or other equitable relief; (iv) the Indemnity Obligor conducts the defense of the claim actively and diligently, and (v) such Loss does not arise from a claim made by a customer or employee of the Business after the Closing. The Indemnified Party shall have the right to employ counsel separate from counsel employed by the Indemnity Obligor in any such action and to participate therein, but the fees and expenses of such counsel shall be at the Indemnified Party's own expense. Whether or not the Indemnity Obligor chooses so to defend or prosecute such claim, all the parties hereto shall cooperate in the defense or prosecution thereof.

         7.5 OTHER REMEDIES. The foregoing indemnification provisions are in addition to, and not in derogation of any equitable claim or cause of action or common law claim or cause of action for fraud any party may have as a result of a Loss, but shall be deemed an exclusive election of remedies with respect to all other claims or causes of action.

         7.6 LIMITATION. Notwithstanding the provisions of Sections 7.1 or 7.2, no Indemnity Obligor shall have any indemnification obligation under Sections 7.1(a) or 7.2(a) of this Agreement unless and until the aggregate amount of the Losses of the Indemnified Party arising from all breaches of representations and warranties exceeds Three Hundred Thousand Dollars ($300,000) in the aggregate, whereupon the Indemnity Obligor shall be liable to indemnify the Indemnified Party to the extent of the entire amount of such Losses; provided that this Section

7.6 shall not apply to any breach of warranty contained in Sections 3.4 or 3.5. Provided, that once a breach of any representation or warranty in this Agreement occurs, any materiality or knowledge qualification contained in such representation or warranty shall be disregarded in determining the magnitude of any Loss occasioned by the breach of such representation or warranty for purposes of this Section 7.6.

                                  ARTICLE VIII
                                  MISCELLANEOUS

         8.1 SURVIVAL OF REPRESENTATIONS. All representations and warranties of the parties hereto contained in this Agreement or otherwise made in writing in connection with the transactions contemplated hereby shall survive the execution and delivery of this Agreement and the Closing for a period of twenty-four months thereafter, other than the representations and warranties contained in Sections 3.4 and 3.5 which shall survive until the expiration of the applicable statute of limitation.

         8.2 BULK SALES. To the extent any bulk sales law applies to the transaction evidenced hereby, the parties agree to waive the requirements, if any, of all applicable bulk sales laws. As an inducement to Buyer to enter into such waiver, Seller expressly covenants that (a) it will not be rendered insolvent by the transactions contemplated by this Agreement; and (b) all debts, obligations and liabilities relating to the Business that are not expressly assumed by Buyer under this Agreement will be promptly paid and discharged by Seller as and when they become due.

         8.3 RISK OF LOSS. The risk of loss, damage or condemnation of any of the Purchased Assets from any cause whatsoever shall be borne by Seller at all times prior to the Effective Time.

         8.4 BROKERS. Each party represents and warrants to the other (a) that no brokers or agents have been retained or employed by it, and (b) that there are no claims for any brokerage commission, finder's fee or similar payment due or claimed to be due from it with respect to this transaction.

         8.5 TAX FILINGS. Each of the parties acknowledges its understanding of the requirement under Section 1060 of the Internal Revenue Code for the filing by each of Form 8594 for its respective tax year in which the Closing occurs and agrees to timely and properly file such forms with its federal income tax return. Each of Seller and Buyer agrees to timely and properly allocate the Purchase Price among the Purchased Assets in accordance with EXHIBIT A hereto and to use such allocation for all federal, state and local income tax purposes.

         8.6 EXPENSES. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense, whether or not the sale of the Purchased Assets is consummated. Sales taxes (if any), shall be borne by Seller and recording and filing fees on the transfer of the Purchased Assets shall be borne by Buyer.

         8.7 PUBLICITY. Any press releases or other announcements concerning the transactions contemplated by this Agreement shall be approved by both Buyer and Seller prior to their issuance; PROVIDED, HOWEVER, that each of the parties hereto shall be permitted to make all such


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disclosures as are determined to be reasonably necessary to be made in order to comply with relevant securities laws.

         8.8 NOTICES. All notices, demands and other communications made hereunder shall be in writing and shall be given either by personal delivery, by nationally recognized overnight courier (with charges prepaid) or by telecopy (with telephone confirmation), and shall be deemed to have been given or made when personally delivered, the day following the date deposited with such overnight courier service or when transmitted to telecopy machine and confirmed by telephone, addressed to the respective parties at the following addresses (or such other address for a party as shall be specified by like notice):

             If to the Seller:

                      Candlewick Yarns, Inc.
                      Post Office Box 12542
                      185 S. Industrial Boulevard
                      Calhoun, GA 30703
                      Attention: Gary A. Harmon, Vice President
                      Phone: (706) 629-9234
                      Facsimile: (706) 625-0782



             If to Bretlin:

                      Bretlin, Inc.
                      Post Office Box 12542
                      185 S. Industrial Boulevard
                      Calhoun, GA 30703
                      Attention: Gary A. Harmon, Vice President
                      Phone: (706) 629-9234
                      Facsimile: (706) 625-0782



             If to the Parent:

                      The Dixie Group, Inc.
                      345-B Nowlin Lane
                      Chattanooga, Tennessee 37421
                      Attention: Gary A. Harmon, CFO
                      Phone: (706) 629-9234
                      Facsimile: (706) 625-0782



         With a copy in any such case (which shall not constitute notice) to:


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                      John F. Henry, Jr., Esq.
                      Witt, Gaither & Whitaker, P.C.
                      1100 SunTrust Bank Building
                      Chattanooga, Tennessee 37402-2608
                      Phone: (423) 265-8881
                      Facsimile: (423) 266-4138


             If to Buyer:

                      CAF Extrusion, Inc.
                      311 Smith Industrial Boulevard
                      Dalton, Georgia 30720
                      Attn: Chief Financial Officer
                      Facsimile: (706) 259-2125



             If to C&A:

                      Collins & Aikman Floorcoverings, Inc.
                      311 Smith Industrial Boulevard
                      Dalton, Georgia 30720
                      Attn: Chief Financial Officer
                      Facsimile: (706) 259-2125



         With a copy in either case (which shall not constitute notice) to:



                      Womble Carlyle Sandridge & Rice
                      1201 West Peachtree Street
                      Suite 3500
                      Atlanta, Georgia 30309
                      Attention: G. Donald Johnson, Esq.
                      Telephone: 404-888-7456
                      Fax:       404-870-4878



         8.9 GOVERNING LAW. This agreement shall be governed by the laws of the State of Georgia applicable to agreements made and to be performed entirely within such state.


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

         8.10 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         8.11 ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned by any of the parties hereto without the prior written consent of all other parties hereto, and any purported assignment without such consent shall be void; PROVIDED, HOWEVER, that Buyer may assign its rights hereunder to any subsidiary that is wholly-owned by Buyer.

         8.12 THIRD PARTY BENEFICIARIES. None of the provisions of this Agreement or any document contemplated hereby is intended to grant any right or benefit to any person or entity which is not a party to this Agreement.

         8.13 HEADINGS. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of this Agreement and shall not in any way affect the meaning or interpretation of this Agreement.

         8.14 AMENDMENTS. Any waiver, amendment, modification or supplement of or to any term or condition of this Agreement shall be effective only if in writing and signed by all parties hereto, and the parties hereto waive the right to amend the provisions of this Section 8.14 orally.

         8.15 SPECIFIC PERFORMANCE. Seller acknowledges that the Purchased Assets are unique and that if Seller fails to consummate the transactions contemplated by this Agreement such failure will cause irreparable harm to Buyer for which there will be no adequate remedy at law. Buyer shall be entitled, in addition to its other remedies at law, to specific performance of this Agreement if Seller shall, without cause, refuse to consummate the transactions contemplated by this Agreement.

         8.16 JURISDICTION. Any action or proceeding seeking to enforce any provision, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of Georgia, County of Whitfield, or if it has, or can acquire, jurisdiction in the United States District Court for the Northern District of Georgia, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

         8.17 SEVERABILITY. In the event that any provision in this Agreement shall be determined to be invalid, illegal or unenforceable in any respect, the remaining provisions of this Agreement shall not be in any way impaired, and the illegal, invalid or unenforceable provision shall be fully severed from this Agreement and there shall be automatically added in lieu thereof a provision as similar in terms and intent to such severed provision as may be legal, valid and enforceable.

         8.18 ENTIRE AGREEMENT. This Agreement and the Schedules and Exhibits hereto, constitute the entire contract between the parties hereto pertaining to the subject matter hereof, and supersede all prior and contemporaneous agreements and understandings between the parties with respect to such subject matter. Any items disclosed on any Schedule hereto shall relate only to the representations and warranties in the Section of the Agreement to which they expressly refer. No Schedule to this Agreement shall incorporate any disclosure set forth on any other Schedule to this Agreement or in any other document.

         8.19 CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the meanings set forth below:

             (a) "AFFILIATE" shall mean, with respect to any person, any other person which directly or indirectly controls, is controlled by or is under common control with such person. For purposes hereof, "control" shall mean the direct or indirect ownership of more than fifty percent of the voting or income interests of such Person.

             (b) The phrases, "KNOWLEDGE OF THE SELLER", "Seller has no knowledge" and like phrases shall mean that no person named on Schedule
         8.19 hereto has any actual knowledge, after due inquiry, that the statement made is incorrect.

             (c) "MATERIAL ADVERSE EFFECT" shall mean any material adverse effect, loss, consequence or result on the business, prospects, condition (financial or otherwise) or operations of the Business, the Purchased Assets or the operations of the Facility.

         8.20 SCHEDULES. All Schedules hereto are provided as of the date hereof (or as otherwise set forth in such Schedule). Schedules may be supplemented or updated at Closing to reflect any and all changes in the ordinary course of business between the date hereof (or such other date set forth in such Schedule) and Closing.






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


         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed by its duly authorized officer as of the date first above written.


                                     SELLER:

                                     CANDLEWICK YARNS, INC.


                                     By: /s/ Gary A. Harmon
                                         ---------------------------------------
                                         Gary A. Harmon, Vice President


                                     PARENT:

                                     THE DIXIE GROUP, INC.



                                     By: /s/ Daniel K. Frierson
                                         ---------------------------------------
                                         Daniel K. Frierson, Chairman


                                     BRETLIN:

                                     BRETLIN, INC.



                                     By: /s/ Gary A. Harmon
                                         ---------------------------------------
                                         Gary A. Harmon, Vice President


                                     BUYER:

                                     CAF EXTRUSION, INC.



                                     By: /s/ Edgar M. Bridger
                                         ---------------------------------------
                                         Edgar M. Bridger, President

                                     C&A:


                                     COLLINS & AIKMAN FLOORCOVERINGS, INC.



                                     By: /s/ Edgar M. Bridger
                                         ---------------------------------------
                                         Edgar M. Bridger, President








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